EXHIBIT 10.1

CONVERTIBLE PROMISSORY NOTE

Original Issuance Date: May 2, 2025	Principal Amount: $75,000.00

THIS PROMISSORY NOTE is duly authorized and validly Note of Guided Therapeutics, Inc., a Delaware corporation, (the “Company”), having its principal place of business at 5835 Peachtree Corners East, Suite B, Peachtree Corners, Georgia 30092.

FOR VALUE RECEIVED, the undersigned promises to pay to John Gould (“Holder”) the principal sum of SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00), in lawful money of the United States of America, at such place as Holder may designate in writing.

The entire unpaid principal balance due on this Convertible Promissory Note (this “Note”), together with all accrued and unpaid interest and fees, if any, shall be due and payable in full on the first anniversary of this agreement, or, at the discretion of the Company at the maturity date the Company may give the Holder the. option of converting the balance at $0.20 per share.

The Note shall accrue 12% simple annual interest from the date thereof and mature on May 2, 2026. In the event of the default, where the note is not fully paid or converted at the due date, the interest rate shall increase to 15%.

With the Holder's written permission, this Note may be prepaid in full or in part from time to time without penalty or premium.

The Holder will also receive 75,000 common stock purchase warrants of Guided Therapeutics, Inc. (Exhibit A). The exercise price per share of the common stock under this warrant shall be $0.20.

The warrants shall have an issuance date of May 2, 2025 and will expire 3 years from the date herein.

All parties to this Note, including maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note, notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest, if any; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of laws that might otherwise govern under applicable principles of conflicts of law.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed the day and year first above written.

GUIDED THERAPEUTICS, INC.

By:
Mark L. Faupel
CEO & President